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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

United Shipping & Technology Improves Balance Sheet by $50 Million

MINNEAPOLIS, MN - August 10, 2001-- United Shipping & Technology, Inc. (US&T,
NASDAQ: USHP), the largest provider of nationwide same-day delivery services in North America, announced that it has completed a convertible preferred stock private placement financing in excess of $7 million. In addition, the Company closed the previously announced settlement with Corporate Express, Inc., which eliminates approximately $43 million of balance sheet liabilities.

"As a result of these two events, the Company improved its balance sheet by nearly $50 million and greatly enhances it's cash position. Furthermore, the Company has been able to attract quality investors with exceptional experience in transportation and technology," said Jeff Parell, United Shipping & Technology's Chief Executive Officer. "The Company will now be able to focus 100% of its efforts on providing superior integrated transportation services to its blue-chip customer base of institutions such as The Federal Reserve, Bank of America, USCO Logistics, and Cardinal Health, to name a few."

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The foregoing press release, to the extent referring to non-historical facts, contains various forward-looking statements, as defined in the Private Litigation Reform Act of 1955, which may be identified by the use of forward-looking statements such as the company's proposed strategies to build its business and the use of such terminology as it "plans," "hopes," "expectations" or other comparable terminology. Such statements are subject to certain risks and uncertainties relating to the company's future performance and the realization of expected cost savings from SG&A and other reductions. Actual results of events may materially differ from those indicated in such forward-looking statements. In evaluating such statements, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements and are specifically directed to review the various factors identified under the caption "cautionary factors," which could cause actual results to differ materially from those indicated in such forward-looking statements, contained in the Forms 10-KSB and Forms 10-QSB filed with the Securities Exchange Commission.

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Contact:   United Shipping & Technology, Inc.
Wesley C. Fredenburg
(763) 843-7105
wes.fredenburg@u-s-t.com
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